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                                                                     EXHIBIT 11

                                                  POLARIS INDUSTRIES INC.

                                            COMPUTATION OF NET INCOME PER SHARE
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                    FOURTH QUARTER           TWELVE MONTHS
                                                                ENDED DECEMBER 31,      ENDED DECEMBER 31,
                                                                ------------------      ------------------
                                                                  1995        1994        1995        1994
                                                                  ----        ----        ----        ----
                                                                       (pro forma)             (pro forma)

Net Income for the Period                                      $16,757     $19,600     $60,776     $54,703
                                                               -------     -------     -------     -------

Weighted Average Number of Outstanding:
     Common shares                                              27,324      27,166      27,297      27,166
     Rights                                                        472         469         494         469
     Deferred Compensation Plan for Directors                        2          --           1          --
     Stock Option Plan                                               3          --          --          --
                                                                ------      ------      ------      ------
          Total common and common equivalent shares             27,801      27,635      27,792      27,635
                                                                ------      ------      ------      ------
                                                                ------      ------      ------      ------
Net Income Per Share                                             $0.60       $0.71       $2.19       $1.98
                                                                ------      ------      ------      ------
                                                                ------      ------      ------      ------
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